EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56284) of ArthroCare Corporation of our report dated January 24, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSE COOPERS LLP

San Jose, California
March 30, 2001